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                                                                    Exhibit 5.1

                [LETTERHEAD OF WACHTELL, LIPTON, ROSEN & KATZ]

July 31, 1998

BANK ONE CORPORATION
100 East Broad Street
Columbus, Ohio 43271

RE: Registration Statement on Form S-4 Related to the Merger with BANC ONE
     CORPORATION and First Chicago NBD

Ladies and Gentlemen:

  We have acted as special counsel to BANK ONE CORPORATION, a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-4 (the "Registration Statement") relating to the up to 547,000,000 shares of the Company's common stock, par value $0.01 per share (the "Shares") to be issued by the Company in connection with the merger of First Chicago NBD Corporation, a Delaware corporation, with and into the Company.

  In rendering this opinion, we have examined such corporate records and other documents, and have reviewed such matters of law, as we have deemed necessary or appropriate. Based on the foregoing, we are of the opinion that the Shares are legally authorized and, when the Registration Statement has been declared effective by order of the Securities and Exchange Commission and the Shares have been issued and paid for upon the terms and conditions set forth in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

  We hereby consent to be named in the Registration Statement and in the Joint Proxy Statement-Prospectus that forms a portion thereof as the attorneys who passed upon the legality of the Shares and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                          Very truly yours,

                                          /s/ Wachtell, Lipton, Rosen & Katz
                                          _____________________________________